As filed with the Securities and Exchange Commission on April 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SURGE COMPONENTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	11-2602030
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

95 East Jefryn Boulevard

Deer Park, New York 11729

(Address of Principal Executive Offices) (Zip Code)

Surge Components, Inc. 2010 Incentive Stock Plan

(Full Title of the Plan)

Ira Levy

President and Chief Executive Officer

95 East Jefryn Boulevard

Deer Park, New York 11729

(631) 595-1818

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.

David Selengut, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of Americas, 11th Floor

New York, New York 10105

(212) 370-1300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	1,450,000	$0.74	$1,073,000	$124.69

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in Rule 457(c) and (h) under the Securities Act and is based upon the average of high and low prices of our common stock reported by the OTCQB Marketplace on April 15, 2015, a date within five business days prior to the date of the filing of this registration statement.

Explanatory Note

This Registration Statement on Form S-8 is filed by Surge Components, Inc. (the “Company”) and relates to 1,450,000 shares of our common stock, $0.001 par value, that were or may be issued under the Surge Components, Inc. 2010 Incentive Stock Plan (the “Plan”), including shares of common stock issuable upon the exercise of stock options granted under the Plan.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with the requirements of Part I of Form S−3 pursuant to Section C of the General Instructions to Form S−8 (as the same may be supplemented from time to time, the “Reoffer Prospectus”). The Reoffer Prospectus will be used for reoffers and resales by control persons or affiliates of the Company of up to an aggregate of 961,748 shares of common stock of the Company that have been issued to them pursuant to the Plan or will be issued to them upon exercise of options granted or to be granted to them under the Plan from time to time. The second part of this Registration Statement contains information required to be set forth in this Registration Statement pursuant to Part II of Form S−8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (“SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are available without charge, upon oral or written request to: Surge Components, Inc., 95 East Jefryn Boulevard, Deer Park, New York 11729, (631) 595-1818, Attention: Chief Financial Officer and are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

REOFFER PROSPECTUS

SURGE COMPONENTS INC.

961,748 Shares of Common Stock

This prospectus relates to the public resale of up to 961,748 shares of our common stock, par value $0.001 per share, that have been or may be acquired by certain of our prior, current and future officers, directors, employees and consultants (or any of their respective assigns) (who we refer to herein as the selling stockholders) under our 2010 Stock Incentive Plan, which we refer to herein as the Plan. We will not receive any proceeds from the sale of the shares hereunder. However, we will receive the proceeds, if any, from the exercise of the options granted under the Plan.

The selling stockholders may offer for sale or sell the shares in varying amounts through public or private transactions at prevailing market prices or at privately negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. The selling stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, in which event any profit on the sale of shares by those selling stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will bear all expenses incurred in connection with this offering, other than discounts, concessions and commissions which are to be borne by the selling stockholders.

Our common stock is listed on the OTCQB Marketplace under the symbol “SPRS.” On April 15, 2015, the closing sales price for our common stock on the OTCQB Marketplace was $0.74 per share.

Investing in our shares of common stock involves risks. You should carefully review the section entitled “Risk Factors” beginning on page 3 and the documents incorporated by reference herein before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2015.

TABLE OF CONTENTS

Cautionary Note on Forward Looking Statements	i
Prospectus Summary	1
Risk Factors	3
Use of Proceeds	8
Selling Stockholders	8
Plan of Distribution	9
Legal Matters	10
Experts	10
Incorporation of Certain Documents By Reference	10
Where You Can Find More Information	11
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	11

You should rely only upon the information contained in this prospectus and the registration statement of which this prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

i

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference. In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “Surge Components, Inc.” the “Company,” “we,” “us” and “our” refer to Surge Components, Inc. and its subsidiaries.

The Company

We are a supplier of electronic products and components. These products include capacitors, which are electrical energy storage devices, and discrete components, such as semiconductor rectifiers, transistors and diodes, which are single function low power semiconductor products that are packaged alone as compared to integrated circuits such as microprocessors. The products that we sell are typically utilized in the electronic circuitry of diverse products, including, but not limited to, automobiles, telecomm, audio, cellular telephones, computers, consumer electronics, garage door openers, household appliances, power supplies and security equipment. The products that we sell are sold to both original equipment manufacturers, commonly referred to as OEMs, who incorporate them into their products, and to distributors of the lines of products we sell, who resell these products within their customer base.  Surge sells its products through three of the top four distributors for electronic components in the world and also supplies its products to subcontractors who manufacture for their customers. These channels open doors to Surge at customers which Surge may not have access to otherwise. The products that we sell are manufactured predominantly in Asia by approximately sixteen independent manufacturers. We only have one binding long-term supply agreement with one of our manufacturers, Lelon Electronics. We have an agreement to act as the exclusive sales agent utilizing independent sales representative organizations in North America to sell and market the products for one of such manufacturers, Lelon Electronics.  When we act as a sales agent, we receive a commission from our supplier who sold the product to the customer that we introduced to our supplier. The amount of the commission is determined on a sale by sale basis depending on the profit margin of the product. Commission revenue totaled $509,273 and $643,868 for the fiscal years ended November 30, 2014 and November 30, 2013, respectively.

Challenge is engaged in the sale of electronic components. In 1999, Challenge began as a division to sell audible components. We have been able to increase the types of products that we sell because some of our suppliers introduced new products, and we also located other products from new suppliers.  As a result, we are continually trying to add to the types of electronic components that we sell. In 2002 we started to import products similar to our parent company Surge, and sold these under the Challenge name. It started with a line of transducers, then we added battery snaps, and coin cell holders.  We have since increased our imported private label product mix to include buzzers, speakers, microphones, resonators, filters, and discriminators. We now also work with our suppliers to have our suppliers customize many of the products we sell for many customers through the customers’ own designs and those that we work with our suppliers to have our suppliers redesign for them at our suppliers’ factories. We have a design engineer on our staff with more than thirty years of experience with these types of products, who works with our suppliers on such redesigns. We continue to expand the line of products we sell, including alarms and chimes. We sell these products through independent representatives that earn a commission on the products we sell. We are also working with local, regional, and national distributors to sell these products to local accounts in every state.

Corporate Information

Our principal executive offices are located at 95 East Jefryn Boulevard, Deer Park, New York 11729 and our telephone number is (631) 595-1818.

1

The Offering

Common Stock Outstanding Prior to the Offering	As of April 15, 2015, there were 9,218,815 shares of common stock, par value $0.001 per share issued and outstanding.

Common Stock Offered	Up to 961,748 shares of common stock for sale by the selling stockholders.

Use of Proceeds

We will not receive any proceeds from the sale of our common stock by the selling stockholders. We will receive proceeds from the exercise of options to purchase shares of common stock. We will use such proceeds, if any, for working capital and general corporate purposes.

Risk Factors

There are risks associated with an investment in the common stock offered by this prospectus. You should carefully review the “Risk Factors” section beginning on page 3 before investing in our common stock.

OTCQB Marketplace Trading Symbol	SPRS

2

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference into this prospectus. Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below. The value or market price of our common stock could decline due to any of these identified or other risks, and you could lose all of your investment.

Risks Related to our Business

We only have one agreement with our suppliers and we depend on a limited number of suppliers

We only have one agreement with our suppliers (Lelon Electronics), which agreement is terminable by either party upon notice to the other party. During the years ended November 30, 2014 and November 30, 2013, Lelon Electronics accounted for approximately 49% and 47% of the Company’s consolidated purchases. We also act as the exclusive sales agent in North America for Lelon Electronics. While we believe that we have established close working relationships with our principal suppliers, our success depends, in large part, on maintaining these relationships and developing new supplier relationships for our existing and future product lines. There is no assurance that will be able to maintain these relationships. While we believe that there are alternative semiconductor and capacitor suppliers whose replacement products may be acceptable to our customers, the loss of, or a significant disruption in the relationship with, one or more of our major suppliers would likely have a material adverse effect on our business and results of operations.

We need to maintain large inventories in order to succeed and as a result, price fluctuations could harm us.

In order to adequately service our customers, we believe that it is necessary to maintain a large inventory of products. Accordingly, we attempt to maintain a one-to-two month inventory of our products. As a result of our strategic inventory purchasing policies, under which we order products to obtain preferential pricing, we generally waive the right to manufacturers' inventory protection agreements (including price protection and inventory return rights). As a result, we bear the risk of increases in the prices we are charged by our manufacturers and decreases in the prices we are able to charge our customers. If prices of components which we hold in inventory decline or if new technology is developed that displaces products which we sell, our business could be materially adversely affected. The Company has experienced very little impact from customer design changes and slowdown but this can potentially increase due to general economic conditions and customer-specific business conditions. If our customers experience these changes, our business could be adversely affected.

Our operations would be adverse effected if we lose certain of our customers.

For the year ended November 30, 2014, approximately 14% of our net sales were derived from sales to one customer.  Although our customer base has increased, the loss of our largest customers as well as, to a lesser extent, the loss of any other material customer, would be expected to have a materially adverse effect on our operations during the short-term until we are able to generate replacement business, although we may not be able to obtain such replacement business.

We may not be able to compete against large competitors who have better resources.

We face intense competition, in both our selling efforts and purchasing efforts, from the many companies that manufacture or distribute electronic components and semiconductors. Our principal competitors in the sale of capacitors include Nichicon, Panasonic, Illinois Capacitor, NIC, AVX, Murata, Epcos, United Chemicon, Rubycon, Vishay and Kemet, General Semiconductor Division, General Instrument Corp., OnSemi, Inc., Microsemi Corp., Diodes, Inc. and Littlefuse, and Copper Bussman Division. Many of these companies are well established with substantial expertise, and have much greater assets and greater financial, marketing, personnel, and other resources than we do. Many larger competing suppliers also carry product lines which we do not carry. Generally, large semiconductor manufacturers and distributors do not focus their direct selling efforts on small to medium sized OEMs and distributors, which constitute most of our customers. As our customers become larger, however, our competitors may find it beneficial to focus direct selling efforts on those customers, which could result in our facing increased competition, the loss of customers or pressure on our profit margins. There can be no assurance that we will be able to continue to compete effectively with existing or potential competitors.

3

Our business will be adversely affected if there is a shortage of components.

The components business has, from time to time, experienced periods of extreme shortages in product supply, generally as the result of demand exceeding available supply. When these shortages occur, suppliers tend to either increase prices or reduce the number of units sold to customers. We believe that because of our large inventory and our relationships with our manufacturers, we have not been adversely affected by shortages in certain discrete semiconductor components. However, in the future shortages may have an adverse effect upon our business especially if we were to reduce inventory to cut costs and reduce risks of obsolescence.

Our success depends on key personnel whose continued service is not guaranteed.

Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel, particularly Ira Levy and Steven Lubman, our chief executive officer and vice president, respectively, who have extensive industry knowledge and relationships and exercise substantial influence over our operations. The loss of services of one or both of these individuals, or our inability to attract and retain highly qualified personnel, could adversely affect our business, and weaken our relationships with suppliers, business partners, and industry personnel, which could adversely affect our financial condition, results of operations, cash flow and trading price of our common stock.

Our business is subject to risks from trade regulation and foreign economic conditions.

Approximately 92% of the total goods which we purchased during the year ended November 30, 2014 were manufactured in foreign countries, with the majority purchased from Taiwan (60%), Hong Kong (10%), elsewhere in Asia (27%) and outside of Asia (less than 1%). These purchases subject us to a number of risks, including economic disruptions, transportation delays and interruptions, foreign exchange rate fluctuations, imposition of tariffs and import and export controls and changes in governmental policies, any of which could have a materially adverse effect on our business and results of operations. Potential concerns may include drastic devaluation of currencies, loss of supplies and increased competition within the region.

The ability to remain competitive with respect to the pricing of imported components could be adversely affected by increases in tariffs or duties, changes in trade treaties, strikes in air or sea transportation, and possible future United States legislation with respect to pricing and import quotas on products from foreign countries. For example, it is possible that political or economic developments in China, or with respect to the United States' relationship with China, could have an adverse effect on our business. Our ability to remain competitive could also be affected by other governmental actions related to, among other things, anti-dumping legislation and international currency fluctuations. While we do not believe that any of these factors have adversely impacted our business in the past, there can be no assurance that these factors will not materially adversely affect us in the future.

Electronics industry cyclicality may adversely affect our operations.

The electronics industry has been affected historically by general economic downturns, which have had an adverse economic effect upon manufacturers and end-users of capacitors and semiconductors. In addition, the life-cycle of existing electronic products and the timing of new product developments and introductions can affect demand for semiconductor components. Any downturns in the electronics distribution industry could adversely affect our business and results of operations.

4

Our products are not protected by patents, trademarks and proprietary information.

We have no patents, trademarks or copyrights registered in the United States Patent and Trademark Office or in any state. We rely on the know-how, experience and capabilities of our management personnel. Therefore, without trademark and copyright protection, we have no protection from other parties attempting to offer similar services.  Although we believe that the products we sell do not and will not infringe patents or trademarks, or violate proprietary rights of others, it is possible that infringement of existing or future patents, trademarks or proprietary rights of others may occur. In the event that the products that we sell infringe proprietary rights of others, the manufacturers of the products that we sell may be required to modify the design of the products that we sell, change the name of these products and/or obtain a license. There can be no assurance that the manufacturers will be able to modify or redesign the products in a way that does not infringe on the proprietary rights of others.  Our failure to do any of the foregoing could have a material adverse effect upon our operations. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. Moreover, if the products that we sell infringe patents, trademarks or proprietary rights of others, we could, under certain circumstances, become liable for damages, which also could have a material adverse effect on our business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. To our knowledge, none of our employees or other agents have engaged in such practices. However, if our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to our Common Stock

Our common stock is quoted on the OTCQB Marketplace, which may limit the liquidity and price of our common stock more than if our common stock were listed on the Nasdaq Stock Market or another national exchange.

Our securities are currently quoted on the OTCQB Marketplace, an inter-dealer electronic quotation and trading system or equity securities. Quotation of our securities on the OTCQB Marketplace may limit the liquidity and price of our securities more than if our securities were listed on the Nasdaq Stock Market or another national exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. In addition, as an OTCQB Marketplace quoted company, we do not attract the extensive analyst coverage that accompanies companies listed on national exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the OTCQB Marketplace. These factors may have an adverse impact on the trading and price of our common stock.

The market price of our common stock may fluctuate significantly in response to the following factors, most of which are beyond our control:

●	variations in our quarterly operating results;

●	changes in general economic conditions;

●	changes in market valuations of similar companies;

●	announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

●	loss of a major supplier or customer; and

●	the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

5

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase an investor’s transaction costs to sell those shares.

Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), defines “penny stock,” in part, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 of the Exchange Act requires that a broker or dealer:

●	approve a person’s account for transactions in penny stocks; and

●	receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience and objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float which could lead to wide fluctuations in our share price.  Investors may be unable to sell their common stock at or above your purchase price, which may result in substantial losses to investors.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, investors may consider us a speculative or risky investment due to the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to the prevailing market price for our common stock at any time, including whether our common stock will sustain its current market price, or the effect that the sale or the availability shares for sale at any time will have on the prevailing market price.

6

We have not paid dividends on our common stock in the past and do not expect to pay dividends for the foreseeable future.  Any return on investment may be limited to the value of our common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends on its common stock in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. In addition, we may not pay dividends on our common stock until we have paid the dividends in arrears for our preferred stock. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

The rights of the holders of common stock have been impaired by the issuance of preferred stock and may be further impaired by the potential future issuance of preferred stock.

We are authorized to issue up to 5,000,000 shares of blank check preferred stock of which 260,000 shares have been designated as Non-Voting Redeemable Convertible Series A Preferred Stock, of which no shares are issued and outstanding, 200,000 shares   have been designated Voting Redeemable Convertible Series B Preferred Stock, of which no shares are issued and outstanding, and 100,000 shares have been designated Non-Voting Redeemable Convertible Series C Preferred Stock (“Series C Preferred Stock”), of which 21,700 shares are issued and outstanding. Holders of the Series C Preferred Stock are entitled to receive, upon liquidation, payment of $5.00 per share of Series C Preferred Stock prior to any payment to common shareholders. Holders of Series C Preferred Stock are entitled to cumulative dividends, if and when declared by the board of directors, at the rate of $0.50 per share per annum, prior to payment of dividends to common shareholders.

Furthermore, our board of directors has the right, without stockholder approval, to issue additional preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

We have a staggered board of directors, which could delay or prevent a change of control that may favor shareholders.

Our Board of Directors is divided into three classes and our Board members are elected for terms that are staggered. This could discourage the efforts by others to obtain control of the Company. The possible negative impact on takeover attempts could adversely affect the price of our common stock.

7

USE OF PROCEEDS

The shares which may be sold pursuant to this prospectus will be sold for the respective accounts of each of the selling stockholders. Accordingly, we will not realize any proceeds from the sale of the shares, except that we will receive proceeds if options currently outstanding or hereafter granted are exercised. If exercised, such funds will be available to us for working capital and general corporate purposes. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any selling stockholder will be borne by that stockholder.

SELLING STOCKHOLDERS

Up to 961,748 shares of common stock are being offered by this prospectus for sale by the selling stockholders. This prospectus relates to the shares of our common stock that are being registered for reoffers and resale by selling stockholders who have acquired or may acquire shares pursuant to the Plan.

The selling stockholders are our current and former directors and officers who have acquired or may acquire in the future shares of our common stock under the Plan and who are our affiliates at the time they sell their shares of common stock. The selling stockholders may, from time to time, resell all, a portion or none of the shares of our common stock covered by this prospectus. The following table sets forth information as of April 15, 2015 with respect to ownership of our common stock by each selling stockholder whose identity is known as of the date of this prospectus. There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this registration statement. The address for each selling stockholders listed below is c/o Surge Components Inc., 95 Jefryn Boulevard, Deer Park, New York, 11729 unless otherwise indicated.

Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name	Position	Number of Shares Owned Prior to the Offering(1)	Number of Shares Included in this Offering(2)	Number of Shares Owned after Completion of the Offering(3)	Percentage of Shares Owned After Completion of the Offering(4)
Ira Levy	CEO and Director	1,102,398	411,030	691,368	7.50%
Steven J. Lubman	Vice President and Director	900,718	350,718	550,000	5.97%
Lawrence Chariton	Director	153,703	25,000	128,703	1.40%
Alan Plafker	Director	25,000	25,000	-	-
David Siegel	Director	117,000	50,000	67,000	*
Gary Jacobs	Director	112,000	100,000	12,000	*

*Less than one percent

(1)	The shares owned by a person include shares owned by the individual as well as shares exercisable upon the exercise of options granted to the selling stockholder under the Plan, whether or not such options vest or become exercisable (as applicable) within 60 days of the date of this prospectus.

(2)	The amounts for each selling stockholder assume full vesting and exercise of all outstanding options to purchase common stock held by such selling stockholder.

(3)	Assumes that all shares offered hereby are sold but no other securities held by selling stockholders are sold.

(4)	This table has been prepared based on 9,218,815 shares of common stock outstanding as of April 15, 2015.

8

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “selling stockholder” means and includes:

●	the persons identified in the table above as the selling stockholders;

●	those persons whose identities are not known as of the date hereof but may in the future be eligible to receive options under the Plan; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the common stock by the selling stockholders may be effected: in one or more transactions that may take place on a stock exchange (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on a stock exchange; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our common stock.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this prospectus.

The selling stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock the selling stockholders.

Although the shares of common stock covered by this prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation there under.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated there under, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

9

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the securities being offered herein has been passed upon for us by Ellenoff Grossman & Schole LLP, 1345 Avenue of Americas, 11th Floor, New York, New York 10105.

EXPERTS

The consolidated financial statements of Surge Components, Inc. as of November 30, 2014 and for the years ended November 30, 2014 and 2013, have been incorporated by reference herein in reliance upon the report of Seligson & Giannattasio, LLP, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended November 30, 2014 as filed with the SEC on February 27, 2015;

●	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2015 as filed with the SEC on April 14, 2015; and

●	the description of our common stock contained in our Registration Statement on Form 10, initially filed with the SEC on May 19, 2010, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

10

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the SEC. You can read and copy the reports, proxy statements and other information filed by the Company with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Additionally, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus constitutes part of the Registration Statement on Form S-8 filed on the date hereof by us with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which we have omitted, in accordance with the rules and regulations of the SEC. You should refer to the full Registration Statement for further information with respect to us and our common stock.

Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the SEC as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

11

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

SURGE COMPONENTS, INC.

Up to 961,748 shares of

Common Stock

PROSPECTUS

April 17, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference.

Surge Components, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

●	our Annual Report on Form 10-K for the year ended November 30, 2014 as filed with the SEC on February 27, 2015;

●	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2015 as filed with the SEC on April 14, 2015; and

●	the description of our common stock contained in our Registration Statement on Form 10, initially filed with the SEC on May 19, 2010, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Officers and Directors.

Charter and Bylaws

Our articles of incorporation and bylaws provide for the indemnification of our present or former directors or officers against all expenses, liabilities and losses to the fullest extent legally permissible under the laws of the State of Nevada.

Nevada Law

We are incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

●	By the stockholders;

●	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

●	does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Other

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Number	Description
3.1	Articles of Incorporation of Surge Components, Inc. (1)
3.2	By-Laws of Surge Components, Inc. (2)
3.3	Certificate of Correction of the Certificate of Designation as filed in Nevada (3)
4.1	Surge Components, Inc. 2010 Incentive Stock Plan (4)
5.1*	Opinion of Ellenoff Grossman & Schole LLP
23.1*	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)
23.2*	Consent of Seligson & Giannattasio, LLP
24.1	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith

(1) (2) (3)

Filed as exhibit to Form 8-K filed on September 16, 2010 and incorporated herein by reference

Filed as exhibit to Form 8-K filed on September 16, 2010 and incorporated herein by reference

Filed as exhibit to Form 10-K filed on February 27, 2015 and incorporated herein by reference

(4)	Filed as exhibit to Amendment No. 2 to Form 10 filed on November 4, 2010 and incorporated herein by reference

Item 9.	Undertakings.

(a)     The Registrant hereby undertakes:

          (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (a)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (b)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

                   (c)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deer Park, State of New York, on April 17, 2015.

SURGE COMPONENTS INC.

By:	/s/ Ira Levy
Name: Ira Levy
Title: Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Ira Levy and Steven J. Lubman, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ira Levy	Chief Executive Officer and Chief Financial Officer	April 17, 2015
Ira Levy	(Principal Executive Officer, Principal Financial and Principal Accounting Officer)

/s/ Steven J. Lubman
Steven J. Lubman	Vice President and Director	April 17, 2015
/s/ Alan Plafker
Alan Plafker	Director	April 17, 2015

/s/ David Siegel
David Siegel	Director	April 17, 2015
/s/ Lawrence Chariton	Director	April 17, 2015
Lawrence Chariton

/s/ Gary Jacobs	Director	April 17, 2015
Gary Jacobs

INDEX TO EXHIBITS

Number	Description
3.1	Articles of Incorporation of Surge Components, Inc. (1)
3.2	By-Laws of Surge Components, Inc. (2)
3.3	Certificate of Correction of the Certificate of Designation as filed in Nevada (3)
4.1	Surge Components, Inc. 2010 Incentive Stock Plan (4)
5.1*	Opinion of Ellenoff Grossman & Schole LLP
23.1*	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)
23.2*	Consent of Seligson & Giannattasio, LLP
24.1	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith
(1) (2) (3)

Filed as exhibit to Form 8-K filed on September 16, 2010 and incorporated herein by reference

Filed as exhibit to Form 8-K filed on September 16, 2010 and incorporated herein by reference

Filed as exhibit to Form 10-K filed on February 27, 2015 and incorporated herein by reference

(4)	Filed as exhibit to Amendment No. 2 to Form 10 filed on November 4, 2010 and incorporated herein by reference